THE INTERPUBLIC GROUP OF COMPANIES, INC.
	1271 Avenue of the Americas
	New York, N.Y.  10020



May 3, 1999
Dear Stockholder:

We have previously sent you proxy material relating to the Annual Meeting of Stockholders to be held on Monday, May 17,
1999.

According to our records, your proxy for this meeting has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly.

Sincerely,



NICHOLAS J. CAMERA
SECRETARY


	If you have already mailed your proxy or voted your shares by telephone or internet, please
	accept our thanks and disregard this request.


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APPENDIX


                                FORM OF PROXY

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

         THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 17, 1999


The undersigned hereby constitutes and appoints Eugene P. Beard, Philip H. Geier, Jr. and Nicholas J. Camera, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE INTERPUBLIC GROUP OF COMPANIES, INC. to be held in The Equitable Center, 787 Seventh Avenue, New York, New York, on Monday, May 17, 1999 at 9:30 A.M. Eastern Time, and at any adjournments thereof, on all matters to come before the meeting.


          Election of Directors.  Nominees:

Eugene P. Beard, Frank J. Borelli, Reginald K. Brack, Jill
M. Considine, John J. Dooner, Jr., Philip H. Geier, Jr.,
Frank B. Lowe, Leif H. Olsen,	Martin F. Puris, Allen
Questrom and J. Phillip Samper.



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.


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PLEASE MARK YOUR
VOTES AS IN THIS     X
EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 AND FOR
PROPOSAL
3.

                                    FOR         WITHHELD

1.   Election
      of Directors.
      (see reverse)

     For, except vote withheld from the following nominee(s):


                                    FOR         AGAINST     ABSTAIN


2. Approval of amendment to the
    Company's Restated Certificate
    of Incorporation to increase
    the number of authorized shares
    of Common Stock to 550
    million.


                                    FOR         AGAINST     ABSTAIN


3. Confirmation of Pricewaterhouse
    Coopers as independent
    accountants for 1999.



Signature(s)                             Date

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Note:	Joint owners should each sign.  When signing as attorney,
executor, administrator, trustee or guardian, please give full title as such.



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